Exhibit 99.1
3Q23 Earnings Conference Call November 1, 2023

Safe Harbor Statement 2 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Presentation relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Initiative Actions/Results 1) Move towards a more interest rate neutral position • Added $100 million of interest rate hedges during 3Q23 • Approximately 60% of the loan pipeline are floating rate loans at September 30, 2023 • The Company has a goal of reaching a more neutral interest rate risk position 2) Enhance focus on risk adjusted returns and profitability • Relationships will face greater scrutiny to achieve risk adjusted returns • Loan pipeline decreased 12.6% QoQ with a 54 bps increase in yields • Yields on 3Q23 closings were 7.48%, an increase of 288 bps YoY and 34 bps QoQ 3) Emphasizing our brand of customer service and deepening relationships to expand customer base and drive loyalty • Net loans increased $63MM or 0.9% QoQ • Checking account openings decreased 5.0% YoY • Noninterest bearing deposits increased by $46.6MM QoQ or 5.6% • CDs increased $88.7MM or 4.0% during 3Q23 4) Review new and existing lending relationships to prepare for the next credit cycle • Manhattan office buildings are approximately 0.6% of net loans • Debt service coverage ratio of 1.8x for multifamily and investor commercial real estate loans that reprice through 2025; with our stress testing (+200 bps in rates and 10% rise in operating expenses) indicating a resilient borrower base 5) Preserve strong liquidity and capital • Liquidity is strong at $3.7 billion at September 30, 2023, or approximately 43% of total assets • Average total deposits increased 8.6% YoY, but declined 1.2% QoQ • TCE declined to 7.59% at September 30, 2023, compared to 7.71% at June 30, 2023 6) Tighten expense controls • Greater scrutiny placed on discretionary expenses • GAAP and Core noninterest expense down 3.4% YoY and 2.4% QoQ 3 Executing On Our Action Plan Executing on Our Action Plan to Improve Future Profitability

4 Areas of Focus for Long-term Success Areas of Focus Interest Rate Risk • Continuing to take actions to position the Company’s balance sheet more towards interest rate risk neutral • During 3Q23, the Company added $100 million of interest rate hedges • Approximately 60% of the loan pipeline consists of floating rate loans including back-to-back loan swaps • Rate sensitivity to a +100 bps shock has been reduced by 66% over the past year. • Increased noninterest bearing deposits by $46.6 million QoQ Credit Quality • Manhattan office buildings are approximately 0.6% of net loans • Over 88% of the loan portfolio is collateralized by real estate with an average loan to value that approximates 36% • Debt service coverage ratio of 1.8x for multifamily and investor commercial real estate loans that reprice through 2025 Liquidity • The Company continues to have ample liquidity with $3.7 billion of undrawn lines and resources • Uninsured and uncollateralized deposits were 16% of total deposits • Total deposits increased 9.1% YoY; 3Q23 balances were impacted by seasonality and pricing decisions • Checking account openings declined 5% YoY in 3Q23 Customer Experience • Approximately 33% of our branches are in Asian markets; a key focus of our business • Bensonhurst, our 27th branch, opened on September 29, 2023 and expanded our Asian branch presence • Digital banking usage continues to increase with double digit growth in both monthly mobile deposit active users and digital banking enrollment in September 2023 versus a year ago

Loans Secured by Real Estate Have an Average LTV of ~36% Manhattan Office Buildings are Approximately 0.6% of Net Loans Data as of September 30, 2023 38% 11% 10% 8% 8% 6% 5% 3% 3% 2% 2%1%1% 1% 1% Multifamily: 38.0% Non Real Estate: 11.0% Owner Occupied CRE: 10.0% One-to-four family - Mixed Use: 8.0% General Commercial: 8.0% CRE - Strip Mall: 6.0% CRE - Shopping Center: 5.0% One-to-four family - Residential: 3.0% CRE - Single Tenant: 3.0% Industrial: 2.0% Office - Multi Tenant: 2.0% Health Care/Medical Use: 1.0% Commercial Special Use: 1.0% Construction: 1.0% Office - Single Tenant: 1.0% $6.8B Total Portfolio 88% Real Estate Based 5

Multifamily Lending –Conservative Lending Standards; Minimal Losses Our Lending Looks More Like This Generally, Not Like This 6 1 As of June 30, 2023 ▪ Average loan size is only $1.2 million ▪ Strong sponsorship with weighted average equity of 56% ▪ Weighted average debt service coverage ratio is 1.8x ▪ The average monthly rent in our portfolio is approximately $1,650 compared to over $3,000 for market rents ▪ ~65% of the Multifamily Loans Portfolio Contains Rent Regulated Units1

Office CRE – Most of the Loans Are Outside of Manhattan Our Lending Looks More Like This Not Like This 7 50 Hudson Years, Photo by Michael Young ▪ Average loan size is $3.2 million ▪ Weighted average LTV of 50% and a weighted average debt service coverage ratio of 1.8x ▪ No office loans are nonaccrual and about 26% of the portfolio will have upward rate adjustments through 2024 given today’s interest rates ▪ Minimal exposure to Manhattan office buildings; over one third is medical

8 Retail CRE: Essential to Local Communities Our Lending Looks More Like This Generally, Not Like This ▪ $0.9B portfolio with 42% located in Queens, Brooklyn, and the Bronx ▪ We tend to lend to shopping centers and strip mails versus larger malls ▪ Our average retail CRE loan is $2.4MM with average seasoning over 6 years ▪ Weighted average LTV1 of 53% with one loan of $0.9MM having an LTV over 75% ▪ Weighted average debt service coverage ratio is ~1.86x2 ▪ No delinquent loans and only 1% of this portfolio is on the watchlist ▪ Approximately 6% of this portfolio has rate adjustments in 2023 and 13% in 2024 1 LTVs are based on value at origination 2 Based on most recent Annual Loan Review Data as of June 30, 2023

Strong Asian Banking Market Focus

Asian Communities – **Total Loans $766MM and Deposits $1.2B**

Multilingual Branch Staff Serves Diverse Customer Base in NYC Metro Area

Growth Aided by the **Asian Advisory Board**

Sponsorships of Cultural Activities Support New and Existing Opportunities

Bensonhurst (Brooklyn) branch opened on September 29, 2023

19%
of Total Deposits

$41B
Deposit Market Potential (~3% Market Share[1])

9.8%
FFIC 5 Year Asian Market CAGR vs 3.3%[1] for the Comparable Asian Markets

FFIC FLUSHING Financial Corporation

[1] As of June 30, 2023; Latest FDIC Data

9

Digital Banking Usage Continues to Increase

21%
Increase in Monthly Mobile Deposit Active Users
Sept. 2023 YoY

~35,000
Users with Active Online Banking Status
33%
Sept. 2023 YoY Growth

13%
Digital Banking Enrollment
Sept. 2023 YoY Growth

Internet Banks
iGObanking and BankPurely national deposit gathering platforms
~3% of Average Deposits in Sept. 2023

Numerated
Small Business Lending Platform
$15.9MM of Commitments in 2023

~9,000
Zelle® Transactions
~$3.2MM
Zelle Dollar Transactions in Sept. 2023

Technology Enhancements Remain a Priority to Grow Customer Base and Increase Engagement

FFIC FLUSHING Financial Corporation
10

▪ The Hong Kong Dragon Boat Festival of New York ▪ India Day Parade of Long Island ▪ Moon Festival 2023 ▪ Opened Bensonhurst branch on September 29, 2023 11 Key Community Events During 3Q23

3Q23 GAAP EPS $0.32 and Core[1] EPS of $0.31

3Q23 GAAP ROAA and ROAE 0.44% and 5.57%; Core[1] ROAA and ROAE 0.43% and 5.41%

1 Grow Funding Sources

- Average total deposits increased 8.6% YoY but declined 1.2% QoQ
- Noninterest bearing deposits increased 5.6% QoQ
- Average CDs were $2.3B or 33.6% of total average deposits
- Cost of deposits increased 26 bps QoQ to 2.94%; Overall cost of funds totaled 3.13%, an increase of 33 bps QoQ

2 Maintain Loan Portfolio

- Loan closings of $241.5MM, down 47.9% YoY, with weighted average yields of 7.48%, up 288 bps YoY and 34 bps QoQ
- Net loans increased 0.9% QoQ
- Loan pipeline of $363.3MM, down 12.6% QoQ; 60% of the pipeline is floating rate loans

3 Focus on Asset Quality

- NPAs decreased 3.1% QoQ; only 45 bps of assets
- The total real estate portfolio has a low average LTV of ~36%
- Debt service coverage ratio of 1.8x for multifamily and investor commercial real estate loans that reprice through 2025

4 Leverage Technology

- Digital users and engagement continues to expand with 21% YoY increase in monthly mobile deposit active users and 13% YoY digital banking enrollment growth in September 2023
- In 9M23, originated approximately $15.9MM of loan commitments on the digital platform

FFIC FLUSHING Financial Corporation

[1] See Reconciliation of GAAP Earnings and Core Earnings in Appendix

12

16.7% 14.7% 13.2% 12.3% 12.5% 28.8% 29.5% 28.9% 29.4% 28.0% 2.5% 2.2% 2.0% 1.8% 1.7% 34.0% 32.2% 30.2% 25.4% 23.2% 16.9% 20.2% 24.7% 29.7% 33.6% 1.1% 1.2% 1.0% 1.4% 1.0% $6,277 $6,678 $6,810 $6,900 $6,819 0 1 00 0 2 00 0 3 00 0 4 00 0 5 00 0 6 00 0 7 00 0 8 00 0 3Q22 4Q22 1Q23 2Q23 3Q23 Noninterest Bearing NOW Accounts Savings Money Market CDs Mortgage Escrow Average Total Deposits Increase YoY; NIB Deposits Expand QoQ 13 Total Average Deposits ($MM) ▪ Average total deposits increased 8.6% YoY, but declined 1.2% QoQ due to seasonality and pricing decisions ▪ Average noninterest bearing deposits are 12.5% of average total deposits, down from 16.7% a year ago; period end noninterest bearing deposits increased 5.6% QoQ ▪ 3Q23 checking account openings down 5.0% YoY Average Noninterest Bearing Deposits ($MM) Deposit Costs 0.76% 1.63% 2.29% 2.68% 2.94% $1,050.3 $979.8 $896.5 $849.7 $851.7 - 100 100 300 500 700 900 1100 1300 3Q22 4Q22 1Q23 2Q23 3Q23

37.5% 37.6% 37.7% 38.0% 37.9% 27.6% 27.6% 27.6% 28.1% 28.3% 0.9% 1.0% 0.9% 0.8% 0.9% 11.5% 11.5% 11.4% 11.3% 11.0% 22.5% 22.3% 22.4% 21.8% 21.9% $6,948 $6,926 $6,895 $6,830 $6,898 - 1,0 00 2,0 00 3,0 00 4,0 00 5,0 00 6,0 00 7,0 00 8,0 00 3Q22 4Q22 1Q23 2Q23 3Q23 Multifamily Commercial Real Estate Construction 1-4 Family Business Banking Core Loan Yields Continue to Expand 14 Core Loan Yields 4.35% 4.63% 4.80% 4.99% 5.26% Loan Composition Period End Loans ($MM) ▪ Net loans decreased 0.8% YoY but increased 0.9% QoQ ▪ Core loan yields improve 27 bps QoQ; prepayment penalty income totaled $0.7MM in 3Q23 vs. $0.3MM in 2Q23 and $1.3MM in 3Q22 ▪ Loan pipeline totaled $363.3MM at September 30, 2023; Pipeline yield increases 54 bps QoQ ▪ Spread between closing and satisfaction yields expanded in 3Q23 See Appendix for definitions of Core Loan Yields (1) Closings and Satisfactions Yields exclude PPP loans Closings vs Satisfaction Yields1 4.60% 6.10% 7.01% 7.14% 7.48% 4.74% 5.63% 5.88% 5.68% 5.93% (0.14)% 0.47% 1.13% 1.46% 1.55% (0.50)% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 3Q22 4Q22 1Q23 2Q23 3Q23 Closings Yield Satisfaction Yield Spread

▪ Floating rate loans include any loans (including back-to-back swaps) tied to an index that reprices within 90 days; $1.7B or ~25% of loan portfolio hedges, including the $500MM, is effectively floating rate ▪ Through 2025, loans to reprice ~180-270 bps higher assuming index values as of September 30, 2023 ▪ ~17% of loans reprice (~25% including all loan portfolio hedges) with every Fed move and an additional 10-15% reprice annually $1,193 $225 $746 $750 7.38% 4.71% 4.52% 4.16% 7.42% 6.53% 7.08% 6.83% - 200 400 600 800 1,0 00 1,2 00 1,4 00 Floating Remainder of 2023 2024 2025 Adjustable Loan Repricing Maturing Fixed Rate Total Loan Repricing Current Rate Repricing Rate Effective Floating Rate Loans Rise to ~25% of the Loan Portfolio; Significant Repricing to Occur Through 2025 15 Loan Repricing ($MM)

$60.5 $53.0 $45.0 $43.3 $42.8 3.03% 2.63% 2.25% 2.17% 2.14% 4.35% 4.63% 4.80% 4.99% 5.26% 0.76% 1.63% 2.30% 2.68% 2.94% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 3Q22 4Q22 1Q23 2Q23 3Q23 Core NII FTE Core NIM FTE Core Loan Yields Core Deposit Yield GAAP NIM Expands; Core NIM Compresses Slightly 16 ($MM) See Appendix for definitions of Core NII FTE, Core NIM, and Core Loan Yields The NIM Should: - Compress if the Fed continues to raise rates - Expand, after a lag, if the Fed stops raising rates - Expand if the Fed cut rates GAAP NIM FTE 3.07% 2.70% 2.27% 2.18% 2.22%

17 Interest Rate Hedges Provide Income and Reduce Rate Sensitivity Swap Type Notional ($MM) 9M 23 Avg Bal ($MM) 9M 23 Yield with Swaps 9M 23 Yield Without Swaps Net Benefit Investments $200.0 $985.0 3.68% 3.44% 0.24% Loans $746.8 $6,837.7 5.06% 4.85% 0.21% Funding $776.8 $7,610.1 2.80% 3.12% 0.32% Total Interest Rate Hedges1 $1,723.6 2.51% ▪ The addition of swaps and more emphasis on floating rate assets has reduced the liability sensitive rate position by ~66% over the past year ▪ The swaps were added as the Fed increased rates to both enhance the yield on longer term assets and to reduce the cost of funding ▪ The $1.7 billion of total interest rate hedges has annualized net interest income of $43.3MM or an effective annualized yield of 2.51% as of September 30, 2023 ▪ The effective yield will expand if the Fed raises rates or compress if the Fed cuts rates 1 Annualized; Does not include $479.9MM of customer back-to-back loan swaps and $50MM of forward starting funding swaps that become effective in 2024

18 CDs Continue to Reprice ▪ CDs have a weighted average rate of 3.96%1 as of September 30, 2023 ▪ Approximately 92%1 of the CD portfolio will mature within one year – $371.7 million in 4Q23 at 4.07%1 – $415.5 million in 1Q24 at 3.22% – $442.3 million in 2Q24 at 4.20% – $279.3 million in 3Q24 at 4.55% ▪ Historically, we retain a high percentage of maturing CDs ▪ Current CD rates are approximately 5.00%-5.45% Total CDs of $2.3 Billion; Repricing Dates with Weighted Average Rate1 1 Excludes $680MM of CDs with interest rate hedges 4.07% 3.22% 4.20% 4.55% 3.98% 4Q23 1Q24 2Q24 3Q24 Later

▪ Over two decades and multiple credit cycles, Flushing Financial has a history of better than industry credit quality ▪ Average LTVs on the Real Estate portfolio is ~36%4 – Only $20.8MM of real estate loans (0.3% of gross loans) with an LTV of 75% or more4 Net Charge-offs Significantly Better Than the Industry; Strong DSR NCOs / Average Loans 0.21% 0.45% -0.2% 0.3% 0.8% 1.3% 1.8% 2.3% 2.8% 3.3% 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 9M23 FFIC Industry Weighted average debt service ratios (DSR) for Multifamily and Investor CRE portfolios at ~1.8x1 - 200 bps shock increase in rates produces a weighted average DSR of ~1.33x2 - 10% increase in operating expense yields a weighted average DSR of ~1.59x2 - 200 bps shock increase in rates and 10% increase in operating expenses results in a weighted average DSR ~1.192 - In all scenarios, weighted average LTV is less than 50%2 3 3 1 Based on most recent Annual Loan Review 2 Based upon a sample size of 89% of loans adjusting between 2023 and 2025 with no increase in rents or total income 3 “Industry” includes FDIC insured institutions from “FDIC Statistics At A Glance” through June 30, 2023 4 Based on appraised value at origination 19

0.58% 0.63% 0.50% 0.47% 0.45% 0.43% 0.29% 0.32% 0.29% 0 .0 0% 0 .1 0% 0 .2 0% 0 .3 0% 0 .4 0% 0 .5 0% 0 .6 0% 0 .7 0% 0 .8 0% 0 .9 0% 1 .0 0% 3Q22 4Q22 1Q23 2Q23 3Q23 FFIC Peer Median* 20 Continued Strong Credit Quality NPAs / Assets Criticized and Classified Loans / Gross Loans ACL / Gross Loans & ACL / NPLs ACL by Loan Segment (3Q23) $2,614 $1,953 $538 $223 $60 $22 $1,488 0.41% 0.45% 0.30% 0.33% 0.27% 9.21% 1.03% -70.00% -60.00% -50.00% -40.00% -30.00% -20.00% -10.00% 0.00% 10.00% Multifamily Residential Commercial Real Estate 1-4 Family - Mixed Use 1-4 Family - Residential Construction Small Business Administration Commercial Business and Other Loan Balance ($MM) ACLs / Loans 50.0% LTV on 3Q23 NPAs Peer data through 2Q23; Peers include: BKU, DCOM, FLIC, HNVR, KRNY, NFBK, NYCB, PFS, and VLY 142.3% 124.9% 182.9% 207.1% 225.4% 0.59% 0.58% 0.56% 0.57% 0.57% 0% 0% 0% 1% 1% 1% 1% 1% 2% 2% 2% 0% 5 0% 1 00% 1 50% 2 00% 2 50% 3Q22 4Q22 1Q23 2Q23 3Q23 ACLs / NPLs ACLs / Loans 0.89% 0.98% 0.84% 0.71% 1.08% 2.48% 2.42% 1.83% 1.60% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 3Q22 4Q22 1Q23 2Q23 3Q23 FFIC Peer Median*

$22.47 $22.97 $22.84 $23.18 $23.15 10.49% 10.52% 10.37% 10.38% 10.19% 8.74% 8.61% 8.58% 8.56% 8.54% 0.00% 5.00% 10. 00% 15. 00% 20. 00% 25. 00% 30. 00% $17.00 $18.00 $19.00 $20.00 $21.00 $22.00 $23.00 $24.00 3Q22 4Q22 1Q23 2Q23 3Q23 Book Value Per Share CET1 Ratio Leverage Ratio Book Value and Tangible Book Value Per Share Grow YoY 21 59,352 Shares Repurchased in 3Q23 at an Average Price of $15.88 (29.4% discount to TBV/share) 3.0% YoY Book Value Per Share Growth 3.1% YoY Increase in Tangible Book Value Per Share $21.81 $22.31 $22.18 $22.51 $22.48 7.62% 7.82% 7.73% 7.71% 7.59% 6.90% 7.10% 7.30% 7.50% 7.70% 7.90% 8.10% 8.30% 8.50% 8.70% $15. 00 $16. 00 $17. 00 $18. 00 $19. 00 $20. 00 $21. 00 $22. 00 $23. 00 3Q22 4Q22 1Q23 2Q23 3Q23 Tangible Book Value Per Share Tangible Common Equity/Tangible Assets

▪ Balance Sheet – Expect stable to slight decline in loans – Focused on maintaining deposits balances while experiencing normal seasonal patterns ▪ Net Interest Income – Expect continued NIM pressure until the Fed stops raising rates – Expect NIM expansion, after a lag, once the Fed ends rate increases – NIM pressure is expected to be similar to 2Q and 3Q; assuming no significant changes in deposit market pricing and competition – Significant CD repricing to occur over the next year – Loans continue to reprice ~180-270 bps higher ▪ Noninterest Income – Approximately $162.4MM of back-to-back swaps in the loan pipeline; banking services fee income to benefit in the quarter that these loans close ▪ Noninterest Expense – 4Q expenses likely to be higher than 3Q due to the absence of the CAREs Act benefit ▪ Effective Tax Rate – Expecting 26-28% for 2023 22 Outlook

23 ▪ Executing on our Action Plan – These actions will result in improved profitability in the future and set the stage for consistent and significantly higher returns ▪ Areas of Focus improved during the quarter – Continued movement towards interest rate neutral – NPAs declined QoQ; underwriting remains solid; high debt service coverage ratios – Strong liquidity capacity – Continue to service our customers and deepen relationships ▪ Remain cautious on the environment – Slight Core NIM compression – Cost of deposits continues to increase – Focused on floating rate and back-to-back swap loans – Solid Capital ratios – Expecting additional Fed rate increases Key Takeaways – Cautiously Optimistic

Appendix 24

25 Annual Financial Highlights Reported Results EPS $2.50 $2.59 $1.18 $1.44 $1.92 $1.41 ROAA 0.93% 1.00% 0.48% 0.59% 0.85% 0.66 % ROAE 11.44 12.60 5.98 7.35 10.30 7.74 NIM FTE 3.11 3.24 2.85 2.47 2.70 2.93 Core1 Results EPS $2.49 $2.81 $1.70 $1.65 $1.94 $1.57 ROAA 0.92% 1.09% 0.68% 0.68% 0.85% 0.74 % ROAE 11.42 13.68 8.58 8.42 10.39 8.63 NIM FTE 3.07 3.17 2.87 2.49 2.72 2.93 Credit Quality NPAs/Loans & REO 0.77% 0.23% 0.31% 0.24% 0.29% 0.35 % LLR/Loans 0.58 0.56 0.67 0.38 0.38 0.39 LLR/NPLs 124.89 248.66 214.27 164.05 128.87 112.23 NCOs/Avg Loans 0.02 0.05 0.06 0.04 - 0.24 Criticized&Classifieds/Loans 0.98 0.87 1.07 0.66 0.96 1.21 Capital Ratios CET1 10.52% 10.86% 9.88% 10.95% 10.98% 11.59 % Tier 1 11.25 11.75 10.54 11.77 11.79 12.38 Total Risk-based Capital 14.69 14.32 12.63 13.62 13.72 14.48 Leverage Ratio 8.61 8.98 8.38 8.73 8.74 9.02 TCE/TA 7.82 8.22 7.52 8.05 7.83 8.22 Balance Sheet Book Value/Share $22.97 $22.26 $20.11 $20.59 $19.64 $18.63 Tangible Book Value/Share 22.31 21.61 19.45 20.02 19.07 18.08 Dividends/Share 0.88 0.84 0.84 0.84 0.80 0.72 Average Assets ($B) 8.3 8.1 7.3 7.0 6.5 6.2 Average Loans ($B) 6.7 6.6 6.0 5.6 5.3 5.0 Average Deposits ($B) 6.5 6.4 5.2 5.0 4.7 4.5 2022 2021 2020 2019 2018 2017 1 See Reconciliation of GAAP Earnings and Core Earnings in Appendix

Over a 27 Year Track Record of Steady Growth Core EPS ($) Dividends per Share ($)2 Tangible Book Value per Share ($) Assets ($B) Total Gross Loans ($B) Total Deposits ($B) $- $0.88 1995 2000 2005 2010 2015 2020 2022 9M23 $- $2.49 $0.67 1995 2000 2005 2010 2015 2020 2022 9M23 $0.6 $6.7 1995 2000 2005 2010 2015 2020 2022 3Q23 $0.3 $6.9 1995 2000 2005 2010 2015 2020 2022 3Q23 $0.7 $8.6 1995 2000 2005 2010 2015 2020 2022 3Q23 10% CAGR 12% CAGR 9% CAGR 9% CAGR1 15% CAGR1 $4.86 $22.48 1995 2000 2005 2010 2015 2020 2022 3Q23 6% CAGR Note: Acquisition of Empire Bancorp in 2020 (loans and deposits acquired of $685MM and $854MM, respectively; assets acquired of $982MM) 26 1 Calculated from 1996-2022 2 Annualized

Well-Secured Multifamily and CRE Portfolios 27 Underwrite Real Estate Loans with a Cap Rate over 6% in 3Q23 (5%+ Historically) and Stress Test Each Loan Multifamily Geography 15% 31% 21% 17% 16% Bronx Kings Manhattan Queens Other $2.6B Portfolio • Average loan size: $1.2MM • Average monthly rent of $1,645 vs $3,0711 for the market • Weighted average LTV2 is 44% with no loans having an LTV above 75% • Weighted average DCR is ~1.8x3 • Borrowers typically do not sell properties, but refinance to buy more properties • ARMs adjust each 5-year period with terms up to 30 years and comprise 81% of the portfolio; prepayment penalties are reset for each 5-year period • Average loan size: $2.5MM • Weighted average LTV2 is 50% with $0.9MM of loans having an LTV above 75% • Weighted average DCR is ~1.8x3 • Require primary operating accounts • ARMs adjust each 5-year period with terms up to 30 years and comprise 85% of the portfolio Non-Owner Occupied CRE Geography 9% 17% 17% 21% 8% 6% 8% 3% 11% Bronx Kings Manhattan Queens Other NY Nassau Suffolk NJ CT/Other $2.0B Portfolio 1 CoStar New York Multifamily Market Report, 10-11-2023 2 LTVs are based on value at origination. 3 Based on most recent Annual Loan Review

28 Well-Diversified Commercial Business Portfolio Commercial Business ▪ Primarily in market lending ▪ Annual sales up to $250MM ▪ Lines of credit and term loans, including owner occupied mortgages ▪ Loans secured by business assets, including account receivables, inventory, equipment, and real estate ▪ Personal guarantees are generally required ▪ Originations are generally $100,000 to $10MM ▪ Adjustable rate loans with adjustment periods of five years for owner-occupied mortgages and for lines of credit the adjustment period is generally monthly ▪ Generally not subject to limitations on interest rate increases but have interest rate floors Average loan size of $1.2MM Data as of September 30, 2023 12.8% 11.5% 11.2% 9.6% 8.3% 6.8% 6.3% 5.1% 5.0% 3.7% 2.7% 2.4% 2.4% 2.1% 2.0%1.8%1.6% 1.6% 1.6% 1.5% Other : 12.8% Wholesalers: 11.5% Trucking/ Vehicle Transport: 11.2% Financing Company: 9.6% Construction / Contractors: 8.3% Hotels: 6.8% Professional Services (Excluding Medical): 6.3% Manufacturer: 5.1% Medical Professionals: 5.0% Apparel: 3.7% Automobile Related: 2.7% Restaurants: 2.4% Civic and Social Organizations: 2.4% Media: 2.1% Theaters: 2.0% Real Estate: 1.8% Retailer: 1.6% Food Services: 1.6% $1.5B Total Portfolio Real Estate Collateral $715M M

Reconciliation of GAAP Earnings and Core Earnings 29 Non-cash Fair Value Adjustments to GAAP Earnings The variance in GAAP and core earnings is partly driven by the impact of non-cash net gains and losses from fair value adjustments. These fair value adjustments relate primarily to borrowings carried at fair value under the fair value option. Core Net Income, Core Diluted EPS, Core ROAE, Core ROAA, Pre-provision, Pre-tax Net Revenue, Core Net Interest Income FTE, Core Net Interest Margin FTE, Core Interest Income and Yield on Total Loans, Core Noninterest Income, Core Noninterest Expense and Tangible Book Value per common share are each non-GAAP measures used in this presentation. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and noninterest items and provide an alternative view of the Company's performance over time and in comparison, to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as this measure is commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes this measure facilitates comparison of the quality and composition of the Company's capital over time and in comparison, to its competitors. This measure should not be viewed as a substitute for total shareholders' equity. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliation of GAAP to CORE Earnings - Quarters

(Dollars in thousands, except per share data)	For the three months ended September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	For the nine months ended September 30, 2023	September 30, 2022
GAAP income before income taxes	$ 12,892	$ 11,805	$ 6,959	$ 12,819	$ 32,422	$ 31,656	$ 92,033
Net (gain) loss from fair value adjustments (Noninterest income (loss))	1,246	(294)	(2,619)	622	(5,626)	(1,667)	(6,350)
Net loss on sale of securities (Noninterest income (loss))	—	—	—	10,948	—	—	—
Life insurance proceeds (Noninterest income (loss))	(23)	(561)	—	(286)	—	(584)	(1,536)
Net gain on disposition of assets (Noninterest income (loss))	—	—	—	(104)	—	—	—
Net (gain) loss from fair value adjustments on qualifying hedges (Net interest income)	(1,348)	205	(100)	(936)	(28)	(1,243)	161
Net amortization of purchase accounting adjustments and intangibles (Various)	(237)	(227)	(188)	(219)	(650)	(652)	(1,811)
Core income before taxes	12,530	10,928	4,052	22,844	26,118	27,510	82,497
Provision for core income taxes	3,395	3,074	1,049	5,445	7,165	7,518	23,057
Core net income	$ 9,135	$ 7,854	$ 3,003	$ 17,399	$ 18,953	$ 19,992	$ 59,440
GAAP diluted earnings per common share	$ 0.32	$ 0.29	$ 0.17	$ 0.34	$ 0.76	$ 0.77	$ 2.15
Net (gain) loss from fair value adjustments, net of tax	0.03	(0.01)	(0.06)	0.02	(0.13)	(0.04)	(0.15)
Net loss on sale of securities, net of tax	—	—	—	0.27	—	—	—
Life insurance proceeds	—	(0.02)	—	(0.01)	—	(0.01)	(0.05)
Net gain on disposition of assets, net of tax	—	—	—	—	—	—	—
Net (gain) loss from fair value adjustments on qualifying hedges, net of tax	(0.03)	—	—	(0.02)	—	(0.03)	—
Net amortization of purchase accounting adjustments, net of tax	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)	(0.02)	(0.04)
Core diluted earnings per common share[1]	$ 0.31	$ 0.26	$ 0.10	$ 0.57	$ 0.62	$ 0.67	$ 1.92
Core net income, as calculated above	$ 9,135	$ 7,854	$ 3,003	$ 17,399	$ 18,953	$ 19,992	$ 59,440
Average assets	8,504,364	8,461,827	8,468,311	8,518,019	8,442,657	8,478,299	8,236,070
Average equity	675,513	673,943	683,071	676,165	674,282	677,481	671,588
Core return on average assets[2]	0.43 %	0.37 %	0.14 %	0.82 %	0.90 %	0.31 %	0.96 %
Core return on average equity[2]	5.41 %	4.66 %	1.76 %	10.29 %	11.24 %	3.93 %	11.80 %

FFIC FLUSHING Financial Corporation

[1] Core diluted earnings per common share may not foot due to rounding
[2] Ratios are calculated on an annualized basis

30

Reconciliation of GAAP Revenue and Pre-provision Pre-tax Net Revenue - Quarters

	For the three months ended					For the nine months ended	
(Dollars in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	September 30, 2023	September 30, 2022
GAAP Net interest income	$ 44,427	$ 43,378	$ 45,262	$ 54,201	$ 61,206	$ 133,067	$ 189,415
Net (gain) loss from fair value adjustments on qualifying hedges	(1,348)	205	(100)	(936)	(28)	(1,243)	161
Net amortization of purchase accounting adjustments	(347)	(340)	(306)	(342)	(775)	(993)	(2,200)
Core Net interest income	$ 42,732	$ 43,243	$ 44,856	$ 52,923	$ 60,403	$ 130,831	$ 187,376
GAAP Noninterest income (loss)	$ 3,476	$ 5,122	$ 6,908	$ (7,652)	$ 8,995	$ 15,506	$ 17,661
Net (gain) loss from fair value adjustments	1,246	(294)	(2,619)	622	(5,626)	(1,667)	(6,350)
Net loss on sale of securities	—	—	—	10,948	—	—	—
Life insurance proceeds	(23)	(561)	—	(286)	—	(584)	(1,536)
Net gain on sale of assets	—	—	—	(104)	—	—	—
Core Noninterest income	$ 4,699	$ 4,267	$ 4,289	$ 3,528	$ 3,369	$ 13,255	$ 9,775
GAAP Noninterest expense	$ 34,415	$ 35,279	$ 37,703	$ 33,742	$ 35,634	$ 107,397	$ 109,950
Net amortization of purchase accounting adjustments	(110)	(113)	(118)	(123)	(125)	(341)	(389)
Core Noninterest expense	$ 34,305	$ 35,166	$ 37,585	$ 33,619	$ 35,509	$ 107,056	$ 109,561
Net interest income	$ 44,427	$ 43,378	$ 45,262	$ 54,201	$ 61,206	$ 133,067	$ 189,415
Noninterest income (loss)	3,476	5,122	6,908	(7,652)	8,995	15,506	17,661
Noninterest expense	(34,415)	(35,279)	(37,703)	(33,742)	(35,634)	(107,397)	(109,950)
Pre-provision pre-tax net revenue	$ 13,488	$ 13,221	$ 14,467	$ 12,807	$ 34,567	$ 41,176	$ 97,126
Core:							
Net interest income	$ 42,732	$ 43,243	$ 44,856	$ 52,923	$ 60,403	$ 130,831	$ 187,376
Noninterest income	4,699	4,267	4,289	3,528	3,369	13,255	9,775
Noninterest expense	(34,305)	(35,166)	(37,585)	(33,619)	(35,509)	(107,056)	(109,561)
Pre-provision pre-tax net revenue	$ 13,126	$ 12,344	$ 11,560	$ 22,832	$ 28,263	$ 37,030	$ 87,590
Efficiency Ratio	72.3 %	74.0 %	76.5 %	59.6 %	55.7 %	74.3 %	55.6 %

FFIC FLUSHING Financial Corporation

Efficiency ratio, a non-GAAP measure, was calculated by dividing core noninterest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of core net interest income and core noninterest income.

31

Reconciliation of GAAP to Core Net Interest Income and NIM - Quarters

(Dollars in thousands)	For the three months ended September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	For the nine months ended September 30, 2023	September 30, 2022
GAAP net interest income	$ 44,427	$ 43,378	$ 45,262	$ 54,201	$ 61,206	$ 133,067	$ 189,415
Net (gain) loss from fair value adjustments on qualifying hedges	(1,348)	205	(100)	(936)	(28)	(1,243)	161
Net amortization of purchase accounting adjustments	(347)	(340)	(306)	(342)	(775)	(993)	(2,200)
Tax equivalent adjustment	102	101	100	102	104	303	359
Core net interest income FTE	$ 42,834	$ 43,344	$ 44,956	$ 53,025	$ 60,507	$ 131,134	$ 187,735
Total average interest-earning assets [1]	$ 8,021,424	$ 7,990,331	$ 8,001,271	$ 8,050,601	$ 7,984,558	$ 8,004,417	$ 7,770,910
Core net interest margin FTE	2.14 %	2.17 %	2.25 %	2.63 %	3.03 %	2.18 %	3.22 %
GAAP interest income on total loans, net	$ 91,466	$ 85,377	$ 82,889	$ 81,033	$ 75,546	$ 259,732	$ 212,254
Net (gain) loss from fair value adjustments on qualifying hedges - loans	(1,379)	157	(101)	(936)	(28)	(1,222)	161
Net amortization of purchase accounting adjustments	(358)	(345)	(316)	(372)	(783)	(1,019)	(2,256)
Core interest income on total loans, net	$ 89,729	$ 85,189	$ 82,472	$ 79,725	$ 74,735	$ 257,491	$ 210,159
Average total loans, net [1]	$ 6,817,642	$ 6,834,644	$ 6,876,495	$ 6,886,900	$ 6,867,758	$ 6,842,712	$ 6,701,413
Core yield on total loans	5.26 %	4.99 %	4.80 %	4.63 %	4.35 %	5.02 %	4.18 %

FFIC FLUSHING Financial Corporation

[1] Excludes purchase accounting average balances for all periods presented

32

33 Calculation of Tangible Stockholders’ Common Equity to Tangible Assets - Quarters (Dollars in thousands) Total Equity $ 669,141 $ 671,303 $ 673,459 $ 677,157 $ 670,719 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (17,636) Core deposit intangibles (1,651) (1,769) (1,891) (2,017) (2,147) Tangible Stockholders' Common Equity $ 649,854 $ 651,898 $ 653,932 $ 657,504 $ 650,936 Total Assets $ 8,577,283 $ 8,473,883 $ 8,479,121 $ 8,422,946 $ 8,557,419 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (17,636) Core deposit intangibles (1,651) (1,769) (1,891) (2,017) (2,147) Tangible Assets $ 8,557,996 $ 8,454,478 $ 8,459,594 $ 8,403,293 $ 8,537,636 Tangible Stockholders' Common Equity to Tangible Assets 7.59% 7.71% 7.73% 7.82% 7.62% 2023 June 30, 2023 September 30, 2022 December 31, September 30, 2022 March 31, 2023

Reconciliation of GAAP Earnings and Core Earnings - Years

(Dollars In thousands, except per share data)	Years Ended December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018	December 31, 2017
GAAP income (loss) before income taxes	$ 104,852	$ 109,278	$ 45,182	$ 53,331	$ 65,485	$ 66,134
Day 1, Provision for Credit Losses - Empire transaction	—	—	1,818	—	—	—
Net (gain) loss from fair value adjustments	(5,728)	12,995	2,142	5,353	4,122	3,465
Net (gain) loss on sale of securities	10,948	(113)	701	15	1,920	186
Life insurance proceeds	(1,822)	—	(659)	(462)	(2,998)	(1,405)
Net gain on sale or disposition of assets	(104)	(621)	—	(770)	(1,141)	—
Net (gain) loss from fair value adjustments on qualifying hedges	(775)	(2,079)	1,185	1,678	—	—
Accelerated employee benefits upon Officer's death	—	—	—	455	149	—
Prepayment penalty on borrowings	—	—	7,834	—	—	—
Net amortization of purchase accounting adjustments	(2,030)	(2,489)	80	—	—	—
Merger expense	—	2,562	6,894	1,590	—	—
Core income before taxes	105,341	119,533	65,177	61,190	67,537	68,380
Provision for core income taxes	28,502	30,769	15,428	13,957	11,960	22,613
Core net income	$ 76,839	$ 88,764	$ 49,749	$ 47,233	$ 55,577	$ 45,767
GAAP diluted earnings (loss) per common share	$ 2.50	$ 2.59	$ 1.18	$ 1.44	$ 1.92	$ 1.41
Day 1, Provision for Credit Losses - Empire transaction, net of tax	—	—	0.05	—	—	—
Net (gain) loss from fair value adjustments, net of tax	(0.14)	0.31	0.06	0.14	0.10	0.07
Net (gain) loss on sale of securities, net of tax	0.26	—	0.02	—	0.05	—
Life insurance proceeds	(0.06)	—	(0.02)	(0.02)	(0.10)	(0.05)
Net gain on sale or disposition of assets, net of tax	—	(0.01)	—	(0.02)	(0.03)	0.13
Net (gain) loss from fair value adjustments on qualifying hedges, net of tax	(0.02)	(0.05)	0.03	0.05	—	—
Accelerated employee benefits upon Officer's death, net of tax	—	—	—	0.01	—	—
Prepayment penalty on borrowings, net of tax	—	—	0.20	—	—	—
Net amortization of purchase accounting adjustments, net of tax	(0.05)	(0.06)	—	—	—	—
Merger expense, net of tax	—	0.06	0.18	0.04	—	—
NYS tax change	—	(0.02)	—	—	—	—
Core diluted earnings per common share[1]	$ 2.49	$ 2.81	$ 1.70	$ 1.65	$ 1.94	$ 1.57
Core net income, as calculated above	$ 76,839	$ 88,764	$ 49,749	$ 47,233	$ 55,577	$ 45,767
Average assets	8,307,137	8,143,372	7,276,022	6,947,881	6,504,598	6,217,746
Average equity	672,742	648,946	580,067	561,289	534,735	530,300
Core return on average assets[2]	0.92 %	1.09 %	0.68 %	0.68 %	0.85 %	0.74 %
Core return on average equity[2]	11.42 %	13.68 %	8.58 %	8.42 %	10.39 %	8.63 %

FFIC FLUSHING Financial Corporation

[1] Core diluted earnings per common share may not foot due to rounding
[2] Ratios are calculated on an annualized basis

34

Reconciliation of GAAP Revenue and Pre-Provision Pre-Tax Net Revenue - Years

	Years Ended					
(Dollars In thousands)	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018	December 31, 2017
GAAP Net interest income	$ 243,616	$ 247,969	$ 195,199	$ 161,940	$ 167,406	$ 173,107
Net (gain) loss from fair value adjustments on qualifying hedges	(775)	(2,079)	1,185	1,678	—	—
Net amortization of purchase accounting adjustments	(2,542)	(3,049)	(11)	—	—	—
Core Net interest income	$ 240,299	$ 242,841	$ 196,373	$ 163,618	$ 167,406	$ 173,107
GAAP Noninterest income	$ 10,009	$ 3,687	$ 11,043	$ 9,471	$ 10,337	$ 10,362
Net (gain) loss from fair value adjustments	(5,728)	12,995	2,142	5,353	4,122	3,465
Net (gain) loss on sale of securities	10,948	(113)	701	15	1,920	186
Life insurance proceeds	(1,822)	—	(659)	(462)	(2,998)	(1,405)
Net gain on disposition of assets	(104)	(621)	—	(770)	(1,141)	—
Core Noninterest income	$ 13,303	$ 15,948	$ 13,227	$ 13,607	$ 12,240	$ 12,608
GAAP Noninterest expense	$ 143,692	$ 147,322	$ 137,931	$ 115,269	$ 111,683	$ 107,474
Prepayment penalty on borrowings	—	—	(7,834)	—	—	—
Accelerated employee benefits upon Officer's death	—	—	—	(455)	(149)	—
Net amortization of purchase accounting adjustments	(512)	(560)	(91)	—	—	—
Merger expense	—	(2,562)	(6,894)	(1,590)	—	—
Core Noninterest expense	$ 143,180	$ 144,200	$ 123,112	$ 113,224	$ 111,534	$ 107,474
GAAP:						
Net interest income	$ 243,616	$ 247,969	$ 195,199	$ 161,940	$ 167,406	$ 173,107
Noninterest income	10,009	3,687	11,043	9,471	10,337	10,362
Noninterest expense	(143,692)	(147,322)	(137,931)	(115,269)	(111,683)	(107,474)
Pre-provision pre-tax net revenue	$ 109,933	$ 104,334	$ 68,311	$ 56,142	$ 66,060	$ 75,995
Core:						
Net interest income	$ 240,299	$ 242,841	$ 196,373	$ 163,618	$ 167,406	$ 173,107
Noninterest income	13,303	15,948	13,227	13,607	12,240	12,608
Noninterest expense	(143,180)	(144,200)	(123,112)	(113,224)	(111,534)	(107,474)
Pre-provision pre-tax net revenue	$ 110,422	$ 114,589	$ 86,488	$ 64,001	$ 68,112	$ 78,241
Efficiency Ratio	56.5 %	55.7 %	58.7 %	63.9 %	62.1 %	57.9 %

FFIC FLUSHING Financial Corporation

Efficiency ratio, a non-GAAP measure, was calculated by dividing core noninterest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of core net interest income and core noninterest income.

35

Reconciliation of GAAP and Core Net Interest Income and NIM - Years

(Dollars In thousands)	Years Ended December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018	December 31, 2017
GAAP net interest income	$ 243,616	$ 247,969	$ 195,199	$ 161,940	$ 167,406	$ 173,107
Net (gain) loss from fair value adjustments on qualifying hedges	(775)	(2,079)	1,185	1,678	—	—
Net amortization of purchase accounting adjustments	(2,542)	(3,049)	(11)	—	—	—
Tax equivalent adjustment	461	450	508	542	895	—
Core net interest income FTE	$ 240,760	$ 243,291	$ 196,881	$ 164,160	$ 168,301	$ 173,107
Total average interest-earning assets [1]	$ 7,841,407	$ 7,681,441	$ 6,863,219	$ 6,582,473	$ 6,194,248	$ 5,916,073
Core net interest margin FTE	3.07 %	3.17 %	2.87 %	2.49 %	2.72 %	2.93 %
GAAP interest income on total loans, net	$ 293,287	$ 274,331	$ 248,153	$ 251,744	$ 232,719	$ 209,283
Net (gain) loss from fair value adjustments on qualifying hedges	(775)	(2,079)	1,185	1,678	—	—
Net amortization of purchase accounting adjustments	(2,628)	(3,013)	(356)	—	—	—
Core interest income on total loans, net	$ 289,884	$ 269,239	$ 248,982	$ 253,422	$ 232,719	$ 209,283
Average total loans, net [1]	$ 6,748,165	$ 6,653,980	$ 6,006,931	$ 5,621,033	$ 5,316,968	$ 4,988,613
Core yield on total loans	4.30 %	4.05 %	4.14 %	4.51 %	4.38 %	4.20 %

[1] Excludes purchase accounting average balances for the years ended 2022, 2021, and 2020

FFIC FLUSHING Financial Corporation

36

37 Calculation of Tangible Stockholders’ Common Equity to Tangible Assets - Years (Dollars in thousands) Total Equity $ 677,157 $ 679,628 $ 618,997 $ 579,672 $ 549,464 Less: Goodwill (17,636) (17,636) (17,636) (16,127) (16,127) Core deposit intangibles (2,017) (2,562) (3,172) — — Intangible deferred tax liabilities — 328 287 292 290 Tangible Stockholders' Common Equity $ 657,504 $ 659,758 $ 598,476 $ 563,837 $ 533,627 Total Assets $ 8,422,946 $ 8,045,911 $ 7,976,394 $ 7,017,776 $ 6,834,176 Less: Goodwill (17,636) (17,636) (17,636) (16,127) (16,127) Core deposit intangibles (2,017) (2,562) (3,172) — — Intangible deferred tax liabilities — 328 287 292 290 Tangible Assets $ 8,403,293 $ 8,026,041 $ 7,955,873 $ 7,001,941 $ 6,818,339 Tangible Stockholders' Common Equity to Tangible Assets 7.82% 8.22% 7.52% 8.05% 7.83 % December 31, 2022 December 31, 2021 December 31, December 31, December 31, 2020 2019 2018

38 Contact Details Susan K. Cullen SEVP, CFO & Treasurer Phone: (718) 961-5400 Email: scullen@flushingbank.com Al Savastano, CFA Director of Investor Relations Phone: (516) 820-1146 Email: asavastano@flushingbank.com